Exhibit 99.1

Sterling Financial Corporation and First Independent Investment Group Announce Agreement for Sterling Subsidiary to Acquire the Banking Operations of First Independent Bank

Expands and accelerates Sterling’s growth strategy in Portland/Vancouver

Adds strong deposit franchise and customer relationships

Enhances wealth management and adds trust operations

SPOKANE, Wash.--(BUSINESS WIRE)--November 7, 2011--Sterling Financial Corporation (NASDAQ:STSA) (the “Company”) and First Independent Investment Group (“FIIG”) today announced that the Company’s subsidiary, Sterling Savings Bank (“Sterling”), has entered into a purchase and assumption agreement with FIIG’s wholly-owned subsidiary, First Independent Bank (“First Independent”), to acquire certain assets and liabilities, including all deposits, and the banking operations of First Independent. The transaction, which has been approved by the boards of directors of Sterling, FIIG and First Independent and the shareholders of FIIG and First Independent, will accelerate Sterling’s growth strategy and extend its presence in the Portland/Vancouver market.

Under the terms of the agreement, Sterling will initially pay a premium of $8 million in addition to the net value of the acquired assets and assumed liabilities at the time of closing. Sterling has agreed to pay First Independent an additional premium of up to $17 million over an 18-month period following closing based on the credit performance of the acquired loans and the amount of any reductions in core deposits and wealth management income. First Independent will retain approximately $49 million of existing loans and $34 million of other assets identified by Sterling, which Sterling did not seek to acquire. Sterling will assume all of First Independent’s deposits and certain customary obligations relating to its banking business, but no other material liabilities in the transaction.

Greg Seibly, President and Chief Executive Officer of Sterling Financial Corporation said, “We are pleased to welcome First Independent employees and clients into the Sterling family. First Independent is an important strategic addition for Sterling, which is one of the leading community banks in the Pacific Northwest. First Independent provides an attractive opportunity to acquire a healthy community bank franchise within our identified strategic growth footprint along the I-5 corridor.”

Jeanne Firstenburg, President and Chief Operating Officer of First Independent said, “We made the difficult decision to sell First Independent because we believe it is the best way to ensure Southwest Washington has a community-focused bank. While the Firstenburg family has invested significantly in the bank, additional outside capital is essential to create a franchise capable of competing in the marketplace. After exploring various options, the family chose to offer First Independent to Sterling, a well-capitalized, Washington-based organization that understands community banking. Sterling also has a proven record of supporting its communities through corporate sponsorships, contributions and volunteerism - all things very dear to the Firstenburg family and First Independent. We are confident that our clients, employees and communities will be in good hands.”

Seibly added, “First Independent’s low-cost core deposit funding base, along with its high quality loan portfolio and top-notch community banking and wealth management teams is attractive to us as we advance within key markets. The transaction is financially compelling and moves Sterling to the next stage of the growth strategy that began with our 2010 recapitalization.”

With the acquisition of First Independent’s fully-integrated wealth management services, including trust and asset management, Sterling will now add trust services to its product offering. “We expect these product enhancements will not only be a source of additional non-interest revenue, but also provide significant benefits with both customer acquisition and retention,” said Seibly.

This acquisition will add to Sterling’s existing franchise approximately $691 million in principally core deposits, $455 million of assets under management from First Independent’s wealth and trust businesses and 14 branches in Washington’s Clark and Skamania counties and two offices in Portland, Ore. The transaction is expected to be completed in early 2012, and is subject to regulatory approval and other customary closing conditions.

The Company expects the transaction to be accretive to EPS in 2012.

Sterling was advised by the investment banking firm of Barclays Capital and the law firm of Patton Boggs LLP. First Independent Bank was advised by the investment banking firm of Sandler O’Neill & Partners and the law firm of Lane Powell PC.

Conference Call

The Company will be hosting an investor conference call to discuss the transaction on Monday, November 7, 2011 at 9 a.m. PST. The conference call will be hosted by the Sterling management team. To participate in the conference call, domestic callers should dial 1-630-395-0228 approximately five minutes before the scheduled start time. You will be asked by the operator to identify yourself and provide the password “STERLING” to enter the call. An investor presentation related to the acquisition will be available at the Company’s website (www.sterlingfinancialcorporation-spokane.com) prior to the conference call.

Forward-Looking Statements

Certain statements in this press release, including, without limitation, statements as to the impact of the purchase and assumption transaction, statements as to the Company’s or Sterling’s management beliefs, expectations or opinions, and all other statements in this press release, other than historical facts, are “forward-looking statements” and are intended to be covered by the safe harbor provided by the Private Securities Litigation Reform Act of 1995. When used in this release, the words “expects,” “anticipates,” “intends,” “plans,” “believes,” “seeks,” “estimates” and similar expressions are generally intended to identify forward-looking statements. Actual results may differ materially from the results discussed in these forward-looking statements because such statements are inherently subject to significant assumptions, risks and uncertainties, many of which are difficult to predict and are generally beyond the Company's control. These risks and uncertainties include, but are not limited to, the ability of Sterling and First Independent to complete the proposed purchase and assumption transaction on the terms summarized above or other acceptable terms, or at all, due to a number of factors, including the receipt of required regulatory approvals or the satisfaction of other customary closing conditions. Other factors that could cause actual conditions, events or results to differ significantly from those described in the forward-looking statements may be found under the headings “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the Company's Annual Report on Form 10-K, as updated periodically in the Company's periodic filings with the Securities and Exchange Commission, which are available online at www.sec.gov. The Company disclaims any intent or obligation to publicly update or revise any forward-looking statements, regardless of whether new information becomes available, future developments occur or otherwise.

About Sterling Financial

Sterling Financial Corporation of Spokane, Wash., is the bank holding company for Sterling Savings Bank, a state chartered and federally insured commercial bank. Sterling offers banking products and services, mortgage lending, and investment products to individuals, small businesses, commercial organizations and corporations. As of September 30, 2011, the Company had assets of $9.18 billion and operated 178 depository branches throughout Washington, Oregon, Idaho, Montana and California. Visit the Company’s website at www.sterlingfinancialcorporation-spokane.com.

About First Independent Bank

First Independent Investment Group of Vancouver, Wash., is the bank holding company for First Independent Bank, a state chartered and federally insured commercial bank. In 2010, the Bank celebrated its 100-year anniversary. First Independent serves SW Washington and Portland residents and businesses from 14 branches and offices in the region and through a variety of online and mobile banking services. As of September 30, 2011, First Independent had assets of $792 million. Information about First Independent is available at www.firstindy.com, or http://blog.firstindy.com.

CONTACT:
Sterling media contact
Cara L. Coon, 509-626-5348
cara.coon@sterlingsavings.com
or
First Independent Bank
Stacey Graham, 360-619-4484 or 503-805-6758
stacey.graham@firstindy.com
or
Investor contact
Patrick Rusnak, 509-227-0961
Daniel Byrne, 509-458-3711